Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-257281 on Form S-1 of our report dated February 10, 2021, relating to the financial statements of Diamond Offshore Drilling, Inc., appearing in the Annual Report on Form 10-K of Diamond Offshore Drilling, Inc. for the year ended December 31, 2020. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

August 27, 2021